                                                                    Exhibit 15.1



              ACKNOWLEDGEMENT OF INDEPENDENT CHARTERED ACCOUNTANTS



To the Board of Directors and Shareholders of e.Digital Corporation and subsidiary

We are aware of the incorporation by reference in Registration Statement (Form S-3 No. 333- xxx) of e.Digital Corporation for the registration of 3,410,360 shares of its common stock of our report dated November 13, 2000 relating to the unaudited consolidated interim financial statements of e.Digital Corporation and subsidiary that are included in its Quarterly Report (Form 10-QSB) for the quarter ended September 30, 2000.





Vancouver, Canada                                          /s/ ERNST & YOUNG LLP
January 17, 2001                                           Chartered Accountants